Exhibit 99.2

Flexion Therapeutics Announces Pricing of Public Offering of Common Stock

BURLINGTON, Mass., June 8, 2016 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced the pricing of an underwritten public offering of 5,500,000 shares of its common stock at a price to the public of $14.00 per share. The gross proceeds from this offering are expected to be approximately $77.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Flexion. The offering is expected to close on or about June 13, 2016, subject to customary closing conditions. Flexion has also granted the underwriters a 30-day option to purchase up to 825,000 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Wells Fargo Securities, RBC Capital Markets and BMO Capital Markets are acting as joint book-running managers. Janney Montgomery Scott and Laidlaw & Company (UK) Ltd. are acting as co-managers.

The shares of common stock described above are being offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may also be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by email at cmclientsupport@wellsfargo.com, or by telephone at (800) 326-5897; from RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281,, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com; or from BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: Equity Syndicate Department, or by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Flexion’s securities. No offer, solicitation or sale will be made in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Flexion Therapeutics

Flexion is a specialty pharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with OA. The company’s lead product candidate, Zilretta, is being investigated for its potential to provide improved analgesic therapy for the millions of U.S. patients who receive IA injections for knee OA annually.

Forward-Looking Statements

Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to expectations regarding the completion, timing and proceeds of the public offering, are forward-looking statements. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering; and other risks and uncertainties described in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

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Investor Contact

David Carey

Lazar Partners LTD

T: 212-867-1768

dcarey@lazarpartners.com

Media Contact

Mariann Caprino

TogoRun

T: 917.242.1087

M.Caprino@togorun.com

Corporate Contact

Fred Driscoll

Chief Financial Officer

Flexion Therapeutics, Inc.

T: 781-305-7763

fdriscoll@flexiontherapeutics.com